EXHIBIT 99.3
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, AND ADJUSTED CORPORATE EBITDA

Gross EBITDA is defined as net income (loss) from continuing operations before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges.

Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for certain other items, as described in more detail in the tables below. Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate our business segments that are financed differently and have different depreciation characteristics and compare our performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA are not recognized measurements under U.S. GAAP. When evaluating our operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes.

	Last twelve months ended September 30, 2016	Nine months ended September 30,		Year ended December 31,
Unaudited		2016	2015	2015	2014
Non-GAAP Reconciliation	(In millions of dollars)
Income (loss) from continuing operations before income taxes (a)	$(56)	$(3)	$185	$132	$(231)
Depreciation and Amortization	2,777	2,135	2,065	2,707	2,996
Interest, net of interest income	632	480	447	599	617
Gross EBITDA	3,353	2,612	2,697	3,438	3,382

Revenue earning vehicle depreciation and lease charges, net	(2,514)	(1,940)	(1,859)	(2,433)	(2,705)
Vehicle debt interest	(275)	(211)	(189)	(253)	(277)
Vehicle debt-related charges(b)	29	20	33	42	31
Loss on extinguishment of vehicle-related debt (c)	7	7	—	—
Corporate EBITDA	600	488	682	794	431

Non-cash stock-based employee compensation charges	19	16	13	16	9
Restructuring and restructuring related charges(d)	48	41	77	84	157
Sale of CAR Inc. common stock(e)	(152)	(75)	(56)	(133)	—
Impairment charges and write-downs(f)	73	31	15	57	24
Finance and information technology transformation costs(g)	40	40	—	—	—
Other extraordinary, unusual or non-recurring items(h)	3	—	37	40	9
Adjusted Corporate EBITDA	$631	$541	$768	$858	$630

(a)
On June 30, 2016, former Hertz Global Holdings, Inc. (for periods on or prior to June 30, 2016, “Old Hertz Holdings” and for periods after June 30, 2016, “Herc Holdings”) completed a spin-off (the “Spin-Off”) of its global vehicle rental business through a dividend to stockholders of record of Old Hertz Holdings as of the close of business on June 22, 2016, the record date for the distribution, of all of the issued and outstanding common stock of Hertz

Rental Car Holding Company, Inc., which was re-named Hertz Global Holdings, Inc. ("Hertz Global") in connection with the Spin-Off, on a one-to-five basis. Despite the fact that this was a reverse spin-off and Hertz Global was spun off from Old Hertz Holdings and was the legal spinnee in the transaction, for accounting purposes, due to the relative significance of Hertz Global to Old Hertz Holdings, Hertz Global is considered the spinnor or divesting entity and Herc Holdings is considered the spinnee or divested entity. The impact to previously reported financial statements of the pro forma adjustments to present Herc Holdings as discontinued operations in the statement of operations is shown in the following table for the years ended December 31, 2015 and 2014. The following information was derived from the pro forma financial statements filed on Form 8-K on July 7, 2016.

	Year ended December 31, 2015			Year ended December 31, 2014
Unaudited (In millions)	As Reported in the Old Hertz Holdings 2015 10-K	Pro Forma Adjustment for Discontinued Operations	HERTZ Global Pro Forma Continuing Operations	As Reported in the Old Hertz Holdings 2015 10-K	Pro Forma Adjustment for Discontinued Operations	HERTZ Global Pro Forma Continuing Operations
Revenues:
Worldwide vehicle rental	$8,434	$—	$8,434	$8,907	$—	$8,907
Worldwide equipment rental	1,518	(1,518)	—	1,571	(1,571)	—
All other operations	583	—	583	568	—	568
Total revenues	10,535	(1,518)	9,017	11,046	(1,571)	9,475

Expenses:
Direct vehicle and operating	5,896	(841)	5,055	6,314	(856)	5,458
Depreciation of revenue earning vehicles and lease charges, net	2,762	(329)	2,433	3,034	(329)	2,705
Selling, general and administrative	1,045	(172)	873	1,088	(152)	936
Interest expense, net:
Vehicle	253	—	253	277	—	277
Non-vehicle	369	(23)	346	371	(31)	340
Total interest expense, net	622	(23)	599	648	(31)	617
Other (income) expense, net	(131)	56	(75)	(15)	5	(10)
Total expenses	10,194	(1,309)	8,885	11,069	(1,363)	9,706
Income (loss) from continuing operations before income taxes	341	(209)	132	(23)	(208)	(231)
(Provision) benefit for taxes on income (loss) of continuing operations	(68)	51	(17)	(59)	76	17
Net income (loss) from continuing operations	273	(158)	115	(82)	(132)	(214)
Net income (loss) from discontinued operations	—	158	158	—	132	132
Net income (loss)	$273	$—	$273	$(82)	$—	$(82)

(b)	Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

(c)	Primarily represents the second quarter 2016 write-off of deferred financing costs as a result of paying off various vehicle debt refinancings.

(d)
Represents expenses incurred under restructuring actions as defined in U.S. GAAP. Also represents incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs and legal fees related to the accounting review and investigation that commenced in 2014.

(e)	Represents the pre-tax gain on the sale of shares of CAR Inc. common stock.

(f)
In 2016, primarily represents the third quarter impairment of certain assets used in the U.S. RAC segment in conjunction with a restructuring program. In 2015, primarily represents a $40 million write down of a trade name, first quarter impairments of the former Dollar Thrifty headquarters and a corporate asset and a third quarter impairment of a building in the U.S. RAC segment. In 2014, primarily comprised of a $13 million impairment of our former corporate headquarters and a $10 million impairment of assets related to a contract termination.

(g)
Represents external costs associated with the Company’s finance and information technology transformation programs which commenced in 2016, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes.

(h)
Includes miscellaneous and non-recurring items including but not limited to acquisition charges, integration charges, and other non-cash items. In 2016, includes a settlement gain related to one of our U.S. airport locations. In the 2015 periods, also includes a $24 million charge recorded in our International RAC segment related to a French road tax matter. In 2014, primarily comprised of a litigation settlement received in relation to a class action lawsuit filed against an original equipment manufacturer offset by costs associated with the relocation of our corporate headquarters.